Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

XIFAXAN® 550 MG TABLETS DEMONSTRATED SIGNIFICANT ACUTE AND SUSTAINED RELIEF OF IRRITABLE BOWEL SYNDROME WITHOUT CONSTIPATION ACCORDING TO FINDINGS PUBLISHED IN THE NEW ENGLAND JOURNAL OF MEDICINE

RALEIGH, NC, January 5, 2011 – Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced the New England Journal of Medicine has published results from TARGET 1 and TARGET 2, the Company’s two pivotal Phase 3 efficacy and safety studies of XIFAXAN® (rifaximin) 550 mg tablets for the treatment of Irritable Bowel Syndrome without constipation, or Non-C IBS. The studies showed XIFAXAN 550 mg tablets demonstrated a statistically significant improvement for the adequate relief of global IBS symptoms, IBS-related bloating, abdominal pain and stool consistency following completion of a 14-day course of therapy. IBS, one of the most common chronic medical conditions, is characterized by altered bowel habits with bloating, abdominal pain and discomfort. The FDA is currently reviewing Salix’s supplemental New Drug Application (sNDA) for XIFAXAN 550 mg tablets for the proposed indication of the treatment of Non-C IBS. The Prescription Drug User Fee Act (PDUFA) goal date for the Agency’s Priority Review of the application is March 7, 2011.

TARGET 1 and TARGET 2 – two identically-designed 600-plus patient, double-blind, placebo-controlled trials – demonstrated that a 14-day course of XIFAXAN 550 mg, taken 3 times daily, achieved adequate relief of global IBS symptoms (primary endpoint) and adequate relief of IBS-related bloating (key secondary endpoint) in a significantly greater proportion of patients, compared with placebo, during the primary evaluation period (first 4 weeks following treatment) as well as during the entire study period (10 weeks following treatment). The statistically significant weekly findings in the primary endpoint and key secondary endpoint noted above were supported by daily findings in the secondary endpoints of global IBS symptoms, bloating, stool consistency and abdominal pain and discomfort. Additionally, the NEJM publication includes results of an analysis of a composite endpoint of abdominal pain or discomfort and loose or watery stools as outlined in the March 2010 draft FDA Guidance for Industry relating to the clinical evaluation of products for treatment of IBS.

“An alteration in gut flora has been proposed as an important contributor to the pathophysiology of IBS that might underlie some of the gastrointestinal symptoms associated with this condition,” said Mark Pimentel, M.D., Gastrointestinal Motility Program Director at Cedars–Sinai Medical Center and Principal Investigator of the clinical trials. “These findings conclusively show that a targeted, gut-selective antibiotic such as rifaximin can provide long-lasting results.”

“These findings show the potential of rifaximin to treat multiple symptoms of IBS and affect gut flora, an underlying cause of IBS, with a side effect profile comparable to placebo,” said Bill Forbes, PharmD., Executive Vice President of Research and Development and Chief Development Officer at Salix Pharmaceuticals. “Rifaximin’s utility to treat the underlying causes of IBS symptoms is a significant scientific development for patients suffering from symptoms associated with IBS without constipation, including bloating, abdominal pain and diarrhea.”

About IBS

IBS affects approximately 15 percent or potentially over 40 million adults in the United States and is among one of the most common, chronic conditions. IBS includes altered bowel habits with bloating, abdominal pain and discomfort. Irritable bowel syndrome without constipation (Non-C IBS) encompasses two of the most common IBS subtypes: patients with diarrhea-predominant symptoms (IBS-D) and patients who suffer from intermittent periods of diarrhea and constipation known as mixed IBS (IBS-M). Among other contributors, recent science has shown that alterations in gut flora/bacteria have been identified as a potentially important contributor to the pathophysiology of IBS.

The Company now estimates the U.S. commercial opportunity represented by the non-constipation IBS market to be approximately $7 billion in peak year.

OPTION: To access the full manuscript of “Rifaximin Therapy for Patients with Irritable Bowel Syndrome without Constipation”, please visit: www.NEJM.org and click on “Current Issue.”

XIFAXAN® (rifaximin) 550 mg tablets

Important Safety Information

XIFAXAN 550 mg is indicated for reduction in risk of overt hepatic encephalopathy (HE) recurrence in patients ≥ 18 years of age. In the trials of XIFAXAN for HE, 91 percent of the patients were using lactulose concomitantly. XIFAXAN has not been studied in patients with MELD scores > 25, and only 8.6 percent of patients in the controlled trial had MELD scores over 19. There is increased systemic exposure in patients with more severe hepatic dysfunction. Therefore, caution should be exercised when administering XIFAXAN to patients with severe hepatic impairment (Child-Pugh C).

XIFAXAN is contraindicated in patients with a hypersensitivity to rifaximin, any of the rifamycin antimicrobial agents, or any of the components in XIFAXAN. Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema, and anaphylaxis.

Clostridium difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN, and may range in severity from mild diarrhea to fatal colitis. Treatment with antibacterial agents alters the normal flora of the colon which may lead to overgrowth of C. difficile. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued.

The most common adverse reactions occurring in >8 percent of patients in the clinical study were edema peripheral (15 percent), nausea (14 percent), dizziness (13 percent), fatigue (12 percent), ascites (11 percent), muscle spasms (9 percent), pruritus (9 percent), and abdominal pain (9 percent).

About XIFAXAN® (rifaximin)

Rifaximin is a gut-selective antibiotic with negligible systemic absorption and broad-spectrum activity in vitro against both gram-positive and gram-negative pathogens. Rifaximin has a similar tolerability profile to that of placebo.

Rifaximin tablets 200 mg is approved in over 30 countries worldwide. Alfa Wassermann S.p.A. in Bologna, Italy has marketed rifaximin in Italy under the trade name Normix® for over 30 years. Salix acquired rights to market rifaximin in North America from Alfa Wassermann.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets XIFAXAN® (rifaximin) tablets 200 mg and 550 mg, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g, METOZOLV® ODT (metoclopramide HCl), PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® (Azathioprine) Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam and rifaximin for additional indications are under development.

For full prescribing information and important safety information on Salix products, including BOXED WARNINGS for VISICOL, OSMOPREP and METOZOLV, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our web site is not incorporated in our SEC filings.

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Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; market acceptance for approved products; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; generic and other competition; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; revenue recognition and other critical accounting policies; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.

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